                         NOTICE OF GUARANTEED DELIVERY
                        TO TENDER SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                       OF

                      STATE FINANCIAL SERVICES CORPORATION
                        PURSUANT TO THE OFFER TO PURCHASE
                             DATED NOVEMBER 1, 2002


--------------------------------------------------------------------------------
 OUR OFFER, THE PRORATION PERIOD AND YOUR RIGHT TO WITHDRAW WILL EXPIRE AT 5:00
             P.M. (NEW YORK CITY TIME) ON FRIDAY, DECEMBER 6, 2002,
                         UNLESS OUR OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

        (i) certificates (the "Share Certificates") evidencing shares of common stock, par value $0.10 per share (the "Shares"), of State Financial Services Corporation, a Wisconsin corporation (the "Company"), are not immediately available;

        (ii) time will not permit the Letter of Transmittal or other required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below); or

        (iii) the procedure for book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be delivered by hand, mail, overnight delivery or facsimile transmission to the Depositary. See Section 4 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

         By Mail:                     By Facsimile Transmission:       By Hand and Overnight
                                                                             Delivery:
American Stock Transfer & Trust              (718) 234-5001
Company                                                                American Stock Transfer &
P.O. Box 2042                                                          Trust Company
New York, NY  10272-2042                   Confirm Receipt of          59 Maiden Lane
Attn: Reorg. Dept.                      Facsimile by Telephone:        New York, NY  10038
                                             (212) 936-5100



     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 1, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended and supplemented from time to time, together constitute the "Offer"), receipt of which are hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 4 of the Offer to Purchase.

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

You may condition your tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Shares indicated below is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ] Check here and complete the following if your tender is conditional on the Company purchasing all or a minimum number of your tendered Shares.

Minimum number of Shares that must be purchased if any are purchased is:
_______________ Shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares.

[ ]  The tendered Shares represent all Shares held by the undersigned.


         PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                               CHECK ONLY ONE BOX
             IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED
           (EXCEPT AS OTHERWISE PROVIDED HEREIN), THERE IS NOT A VALID
                                TENDER OF SHARES.

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] I want to maximize the chance of having State Financial Services Corporation purchase all of the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE SELECTION BOXES BELOW, I hereby tender my Shares at the Purchase Price resulting from the Dutch Auction tender process. I acknowledge that this action will result in me receiving a price per Share that could be as low as $14.00 or as high as $16.50.

                                       OR

                SHARES TENDERED AT PRICE SELECTED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, I hereby tender Shares at the price checked. I acknowledge that this action could result in none of the Shares being purchased if the Purchase Price for Shares is less than the price checked. (Shareholders who wish to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which Shares are tendered.)


[ ]   $14.00              [ ]   $14.75            [ ]   $15.50            [ ]   $16.25
[ ]   $14.25              [ ]   $15.00            [ ]   $15.75            [ ]   $16.50
[ ]   $14.50              [ ]   $15.25            [ ]   $16.00

                                    ODD LOTS

To be completed only if the Shares are being tendered by or on behalf of a person owning beneficially or of record, as of the close of business on November 1, 2002 and who continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

[ ] was the beneficial or record owner of, as of the close of business on November 1, 2002, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered; or

[ ]  is a broker dealer, commercial bank, trust company, or other nominee that
     (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial or record owner of, as of the close of business on November 1, 2002, and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering the Odd Lot Shares either (check one box):

[ ] at the Purchase Price, as determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

[ ] at the price per Share indicated above under "Price (In Dollars) Per Share At Which Shares Are Being Tendered" in this Notice of Guaranteed Delivery.

                                    SIGN HERE

                             (Please type or print)

Number of shares:                             Name(s) of Record Holder(s):


----------------------------------            ----------------------------------
Certificate Nos. (if available):

                                              ----------------------------------
                                                        (Please Print)


----------------------------------
                                              Address:

                                              ----------------------------------

                                              ----------------------------------

If Shares will be delivered by
book-entry transfer, fill in
the applicable account number:

                                              ----------------------------------
Account Number:                                              Zip Code
               -------------------


                                              Area code and Tel. No.:
                                                                    ------------

                                              Signature(s):
                                                           ---------------------

                                              ----------------------------------

                                              Dated:                      , 2002
                                                    ----------------------

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     The undersigned is a firm or other entity that is a member in good standing of a registered national securities exchange, or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States and represents that: (i) the above-named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended; and (ii) such tender of Shares complies with such Rule 14e-4, and guarantees that the Depositary will receive (a) Share Certificates tendered hereby in proper form for transfer; or (b) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer (set forth in Section 4 of the Offer to Purchase) into the Depositary's account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three (3) Nasdaq trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.



-----------------------------------     ----------------------------------------
          Name of Firm                             Authorized Signature


-----------------------------------     ----------------------------------------
           Address                                       Title


                                        Name:
----------------------------------           -----------------------------------
               Zip Code                             (Please Type or Print)


Area Code and Tel. No.:                  Date:                            , 2002
                       ------------           ---------------------------

 DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE
          CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.



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